Exhibit 10.1

AMENDMENT TO SPONSOR AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Sponsor Agreement, dated as of January 27, 2025, by and between Hashdex Asset Management Ltd., a Cayman limited company (the “Sponsor”), and Hashdex Nasdaq Crypto Index US ETF, a statutory trust organized under the laws of Delaware (the “Trust” and such agreement, the “Sponsor Agreement”), is made as of November 12, 2025 (the “Effective Date”) by and between the Sponsor and the Trust.

WHEREAS, reference is made to the Sponsor Agreement; and

WHEREAS, the parties hereto desire to amend certain provisions of the Sponsor Agreement as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing, the Sponsor Agreement is hereby amended as follows:

1.	Paragraph 7 is amended and restated as follows:

7. Sponsor’s Compensation. The Trust shall pay the Sponsor a fee (“Management Fee”), monthly in arrears, in an amount equal to 0.50% per annum of the daily net asset value of the Trust. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Management Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Sponsor has agreed to temporarily reduce its Management Fee to 0.25% per annum through December 31, 2026. After December 31, 2026, the standard 0.50% annual Management Fee will apply. The Management Fee shall be paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. The Administrator will calculate the Management Fee on a daily basis with respect to the net asset value of the Trust, and the Management Fee will be paid directly by the Trust to the Sponsor. The Management Fee will accrue daily and be payable monthly in cash.

2.	All other provisions of the Sponsor Agreement remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, this Amendment is hereby adopted as of the Effective Date.

Hashdex Nasdaq Crypto Index US ETF

By:	Hashdex Asset Management Ltd.

	By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director

Hashdex Asset Management Ltd.

By:	/s/ Samir Elias Hachem Kerbage
Name:	Samir Elias Hachem Kerbage
Title:	Director